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                                                                 Exhibit 10.3(d)


                                 LEASE AGREEMENT

The following are the terms and conditions of the lease between ICS (the "Tenant") and 1242531 Ontario Ltd. (the "Landlord").

1.    Premises             The area comprising approximately 6,000 square feet
                           of rentable area at 1041 McNicholl Avenue, Scarborough, Ontario, M1W 3W6.

2.    Term                 The term of the lease shall be for three (3) years
                           commencing on June 1st, 1998 and expiring on May
                           31st, 2001.

3.    Basic Rent           Sixty Thousand dollars ($60,000) per annum, payable
                           monthly in advance in the amount of Five Thousand
                           ($5,000) commencing on the Term Commencement Date.

4.    Additional Rent      No additional rent is payable as the above amount of
                           $5,000 includes property taxes, basic insurance, utilities and the tenant's proportionate share of operating costs.

5.    Condition of         The Tenant agrees to accept the premises in their
      Leased Premises      present "as is" condition.

6.    Leasehold            The Tenant shall be responsible for all future
      Improvements         leasehold improvements.

7.    Parking              Unlimited parking in the common parking lot at 1041
                           McNicholl Avenue is included in the rent.